Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122941 on Form S-8 of Bar Harbor Bankshares of our report dated  June 26, 2025 appearing in this Annual Report on Form 11-K of Bar Harbor Bankshares 401(k) Plan for the year ended December 31, 2024.

/s/ Crowe LLP

Chicago, Illinois

June 26, 2025